UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2015

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us” or “our” refer to Government Properties Income Trust.

Item 1.01.  Entry into a Material Definitive Agreement.

On February 28, 2015, we entered into a share purchase agreement, or the GOV Purchase Agreement, with Lakewood Capital Partners, LP, or Lakewood, the other persons who are members of a group with Lakewood, or, together with Lakewood, the Lakewood Parties, and, for the purpose of specified sections, Select Income REIT, or SIR, pursuant to which, on March 4, 2015, we acquired 3,418,421 common shares of SIR from Lakewood for a cash purchase price equal to approximately $95.2 million, or $27.85 per share.  The SIR common shares that we acquired pursuant to the GOV Purchase Agreement represent approximately 3.9% of SIR’s outstanding common shares. We funded our acquisition of these SIR common shares with cash on hand and borrowings under our $750 million unsecured revolving credit facility.

Pursuant to the GOV Purchase Agreement, we and the Lakewood Parties agreed to certain mutual release and non-disparagement provisions. The GOV Purchase Agreement contains (i) standstill provisions, pursuant to which the Lakewood Parties agreed not to take certain actions with respect to our securities, or those of SIR, for a 50-year period and (ii) voting provisions, pursuant to which the Lakewood Parties agreed to cause our securities, or those of SIR, that they or any of their affiliates own as of a record date for a meeting of our or SIR’s shareholders to be present and voted at such meeting in favor of all actions recommended by the board of trustees of such company.

On February 28, 2015, Barry Portnoy and Adam Portnoy entered into separate share purchase agreements with the Lakewood Parties, with provisions similar to the GOV Purchase Agreement, pursuant to which, on March 4, 2015, Barry Portnoy and Adam Portnoy acquired 107,606 and 87,606 SIR common shares, respectively, from Lakewood and, on March 5, 2015, Barry Portnoy and Adam Portnoy acquired 2,429 and 2,429 SIR common shares, respectively, from Mr. Lenehan.

Concurrently with entering into these agreements, Lakewood delivered a letter to SIR withdrawing its nomination of William H. Lenehan for election to SIR’s Board of Trustees at SIR’s 2015 annual meeting of shareholders.

The foregoing description of the GOV Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the GOV Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Information Regarding Certain Relationships and Related Transactions

We and SIR are managed by Reit Management & Research LLC, or RMR.  Barry Portnoy, who is one of our Managing Trustees, is chairman, majority owner and an employee of RMR. Adam Portnoy, who is our other Managing Trustee, is the son of Barry Portnoy, and an owner, president, chief executive officer and a director of RMR. Each of our executive officers is also an officer and employee of RMR. Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR provides management services, including one trustee who is also an independent trustee of SIR. Barry Portnoy serves as a managing director or managing trustee of the companies RMR provides management services to, including SIR, and Adam Portnoy serves as a managing trustee of a majority of those companies, including SIR. In addition, officers of RMR serve as officers of those companies.

For further information about our relationships and transactions with RMR and the other entities to which RMR provides management services and other related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2014, or the Annual Report, our definitive Proxy Statement for our 2014 Annual Meeting of Shareholders, or the Proxy Statement, and our other filings with the Securities and Exchange Commission, or SEC, including Note 5 to the Consolidated Financial Statements included in the Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of the Annual Report, the section captioned “Related Person Transactions” and the information regarding our Trustees and executive officers in the Proxy Statement. In addition, please see the section captioned “Risk Factors” of the Annual Report for a description of risks that may arise from these transactions and relationships. Our filings with the SEC, including the Annual Report and the Proxy Statement, are available at the SEC’s website at www.sec.gov. Copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website.

Item 7.01.  Regulation FD Disclosure.

On March 2, 2015, we issued a press release announcing our acquisition of the SIR common shares described under Item 1.01 of this Current Report on Form 8-K. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1

Share Purchase Agreement, dated as of February 28, 2015, among Government Properties Income Trust, Lakewood Capital Partners, LP, other parties named therein and, for the purpose of specified sections, Select Income REIT.

99.1	Press Release dated March 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Date: March 5, 2015